UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2007
TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Incentive Bonus Plan Policy

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Annual Incentive Bonus Plan
     On January 23, 2007, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved and adopted an incentive bonus plan for fiscal year 2008. Some of our employees, including the executive officers listed in our 2006 proxy statement, whom we refer to as our “named executive officers”, will participate in the plan. Under the plan, employees receive cash compensation in an amount equal to a specified percentage of their annual base salary (or of specified amounts in the case of other specified performance-based criteria set forth in an applicable award) if we approach, meet or exceed our annual earnings per share (“EPS“) goal, which is annually determined by our board of directors, typically in the first fiscal quarter. Some executives have departmental revenue and operating profit margin goals as a part of their plans. Effective April 1, 2007:
•	Mr. Canfield will be entitled to receive an annual incentive bonus ranging from 45 to 112.5% of his base salary, based on an EPS goal, assuming certain criteria are met;

•	Mr. Graves will be entitled to receive an annual incentive bonus ranging from 42 to 105% of his base salary, based on an EPS goal, assuming certain criteria are met;

•	Mr. Smith will be entitled to receive an annual incentive bonus ranging from 22.5 to 56.2% of his base salary, based on an EPS goal, assuming certain criteria are met, and, in addition, he will be entitled to receive 16.3 — 40.9% of his base salary as an additional component of his incentive compensation, with the goals for the additional incentive compensation award including operating profit margin and revenue targets for our Complementary Work Number Services businesses, including W-2 eXpress, ePayroll, FasTime, HireXpress, and I-9 eXpress;.

•	Mr. Chaffin will be entitled to receive an annual incentive bonus ranging from 7.3 to 18.3% of his base salary, based on an EPS goal, assuming certain criteria are met, and, in addition, he will be entitled to receive 28.7 — 71.8% of his base salary as an additional component of his incentive compensation, with the goals for the additional incentive compensation award including overall sales targets and operating profit margin and revenue targets for our UC eXpress division; and

•	Ms. Simpson will be entitled to receive an annual incentive bonus ranging from 12 to 30% of her base salary, based on an EPS goal, assuming certain criteria are met, and, in addition to an EPS goal, she will be entitled to receive 24.3 — 60.7% of her base salary as an additional component of her incentive compensation, with the goals for the additional incentive compensation award including operating margin and revenue targets for The Work Number.
     The foregoing description of the annual incentive bonus plan is qualified in its entirety by the form of incentive bonus policy, a copy of which is filed as Exhibit 10.50 to this report and incorporated herein by reference.
2008 Salaries
     Also, on January 23, 2007, the Compensation Committee approved annual base salaries for our 2008 fiscal year for each of our executive officers. Effective April 1, 2007, base salaries will be:

$550,000 for William W. Canfield, President and Chief Executive Officer, compared to his current base salary of $500,000; $291,500 for L. Keith Graves, Senior Vice President and Chief Financial Officer, compared to his current base salary of $265,000; $251,500 for Michael E. Smith, Senior Vice President, Marketing, compared to his current base salary of $235,000; $232,000 for Edward W. Chaffin, President-UC eXpress, compared to his current base salary of $213,000; and $220,000 for Stacey A. Simpson, President, The Work Number, compared to her current base salary of $200,000.
Restricted Stock Awards
     Effective January 23, 2007, the Compensation Committee awarded restricted stock to some of our employees under our 2005 TALX Corporation Omnibus Incentive Plan, including our named executive officers. In connection with this annual award to our employees, Mr. Canfield received 27,850 shares, Mr. Graves received 13,450 shares, Mr. Smith received 8,400 shares, Mr. Chaffin received 10,050 shares, and Ms. Simpson received 8,800 shares. All of the restricted shares vest annually on the anniversary of the date of grant in equal parts over a five-year period, subject to earlier vesting in the event of the individual’s death or disability, or upon a “change in control,” as defined in the plan.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007	TALX CORPORATION
	By:	/s/ L. Keith Graves
L. Keith Graves
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.38	TALX Corporation 2005 Omnibus Incentive Plan, incorporated by reference to Attachment B to our definitive proxy statement on Schedule 14A filed on July 22, 2005 †

10.39	Form of Restricted Stock Agreement (Employee), incorporated by reference to Exhibit 10.39 to our Current Report on Form 8-K filed on September 23, 2005 (File No. 000-21465) †

10.50	Incentive Bonus Plan Policy†
† Represents management contract or compensatory plan or arrangement.